As filed with the Securities and Exchange Commission on December 7, 2016

Registration No. 333- 214805

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-4118216 (I.R.S. Employer Identification No.)

301 N. Canon Drive, Suite 305
Beverly Hills, CA 90210
(310) 273-4222

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Andrew Heyward
Chief Executive Officer
Genius Brands International, Inc.
301 N. Canon Drive, Suite 305
Beverly Hills, CA 90210
(310) 273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.

Jeffrey P. Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

Chrysler Center, 666 Third Avenue

New York, NY 10017

Tel: (212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Genius Brands International, Inc. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-214805) (the “Registration Statement”) as an exhibit-only filing solely to re-file Exhibit 5.1 previously filed with the Registration Statement on November 25, 2016. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the re-filed Exhibit 5.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beverly Hills, State of California, on December 7, 2016.

GENIUS BRANDS INTERNATIONAL, INC.

By	/s/ Andrew Heyward
Name: Andrew Heyward Chairman and Chief Executive Officer (Authorized Officer and Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Heyward	Chairman and Chief Executive Officer	December 7, 2016
Andrew Heyward	(Principal Executive Officer)

/s/ Rebecca D. Hershinger	Chief Financial Officer (Principal Financial Officer)	December 7, 2016
Rebecca D. Hershinger

/s/ *	Director	December 7, 2016
Bernard Cahill

/s/ *	Director	December 7, 2016
Joseph “Gray” Davis

/s/ *	Director	December 7, 2016
P. Clark Hallren

/s/ *	Director	December 7, 2016
Anthony Thomopoulos

/s/ *	Director	December 7, 2016
Margaret Loesch

/s/ *	Director	December 7, 2016
Lynne Segall

/s/ *	Director	December 7, 2016
Amy Moynihan Heyward

*By: /s/ Andrew Heyward

Andrew Heyward, As Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement
3.1	Articles of Incorporation (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
3.2	Bylaws (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
3.3	Articles of Incorporation of Genius Brands International, Inc., a Nevada corporation (Incorporated by reference to the Company’s Schedule 14C Information Statement, filed with the SEC on September 21, 2011)
3.4	Certificate of Correction to the Articles of Incorporation of Genius Brands International, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2011)
3.5	Articles of Merger, filed with the Secretary of State of the State of Nevada (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2011)
3.6	Articles of Merger, filed with the Secretary of State of the State of California (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2011)
3.7	Amendment to Bylaws dated November 15, 2013 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2013)
3.8	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 17, 2013)
3.9	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 7, 2014)
3.10	Certificate of Change to the Articles of Incorporation (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 8, 2016)
4.1	Form of Stock Certificate (Incorporated by reference from Registration Statement on Form 10 filed with the SEC on May 4, 2011)
4.2**	Form of Preferred Stock Certificate of Designation.
4.3**	Form of Senior Debt Security.
4.4**	Form of Subordinated Debt Security.
4.5+	Form of Senior Indenture.
4.6+	Form of Subordinated Indenture.
4.7**	Form of Warrant Agreement and Warrant Certificate.
4.8**	Form of Rights Agreement and Rights Certificate.
4.9**	Form of Purchase Contract.
4.10**	Form of Unit Agreement and Unit.
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
12.1**	Computation of Ratio of Earnings to Fixed Charges.
23.1+	Consent of Haynie & Company, P.C. and HJ Associates & Consultants, LLP
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1#	Powers of Attorney (incorporated by reference to the signature page hereto).
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

* Filed herewith.

** To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

+ Previously filed as an exhibit to Genius Brands International, Inc.’s Registration Statement on Form S-3 (File No. 333-214805) on November 25, 2016.

# Previously filed in Part II to Genius Brands International, Inc.’s Registration Statement on Form S-3 (File No. 333-214805) on November 25, 2016.

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